UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549



                                FORM 8-K

                             CURRENT REPORT


 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                 June 30, 2000
              Date of Report (Date of earliest event reported)



                    Golden Triangle Industries, Inc.
         (Exact name of registrant as specified in its charter)

                                     0-8301
                              (Commission File No.)

      Colorado                                              25-302097
State or other jurisdiction                               (IRS Employer
   of incorporation)                                         Id. No.)



259 Plaza Drive, Suite D, Oviedo, FL                         32765
Address of principal executive offices                     (Zip code)



Registrant's telephone number, including area code (407) 366-9668;
                                               fax (407) 366-9688



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ITEM 1:  CHANGES IN CONTROL OF REGISTRANT

    On June 30, 2000, the Board of Directors approved a contract dated June 20, 2000 between the Company and Larry White. This contract, described more fully below, called for the issuance of 4,200,000 common shares to Larry White. These shares, when combined with shares Mr. White received in the acquisition of Whitemark Homes, Inc. gives him approximately 60% of the outstanding shares of the Company.


ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

    On June 30, 2000, the Board of Directors approved a contract dated June 20, 2000 between the Company and Larry White. This contract called for Mr. White to arrange to transfer various development properties to the Company. These properties are largely undeveloped tracts which the Company plans to developed or to exchange for other developable properties as operations dictate. The Company issued 4,500,000 shares to Mr. White and his partners/co-owners in exchange for these properties, which were either owned by Mr. White outright or through entities controlled by him. Due the fact that Mr. White has retained a significant interest in these properties because of his ownership interest in the Company, these properties have been recorded on the books of the Company at Mr. White's cost basis of $400,000.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

    Exhibit A.    Contract for Sale.




                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GOLDEN TRIANGLE INDUSTRIES, INC.


November 29, 2000                        /s/ Robert B. Early
                                        Robert B. Early
                                        Chief Financial Officer





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                                EXHIBIT A


                             CONTRACT FOR SALE


AGREEMENT made by and between Larry White, President and Chairman of the Board of Directors of Golden Triangle Industries, Inc. and the Board of Directors of Golden Triangle Industries, Inc. on June 20, 2000.

For good consideration, it is agreed between the parties that Larry White will sell to Golden Triangle Industries, Inc. certain projects, contracts, and options held individually or held by corporations controlled by Larry White other than Whitemark Homes, Inc., a wholly owned subsidiary of Golden Triangle Industries, Inc. in exchange for restricted common stock of Golden Triangle Industries, Inc.. The projects are listed on the attached schedule and will be made a part of the Board resolution. The restricted common shares shall be issued to Larry White (2,100,000) and Bill Rigsby (150,000). The issuance of these shares will make Larry White the largest stockholder with voting control.

Previously, Larry White had been issued 533,760 restricted common shares for all of his common stock in Whitemark Homes, Inc. At that time, Larry White replaced Kenneth Owens as the controlling stockholder and Whitemark Homes, Inc. became a wholly owned subsidiary of Golden Triangle Industries, Inc.

Larry White warrants that he has the authority and full legal title to sell the projects and agrees to transfer these projects for the benefit of the public company in exchange for the restricted common stock. The Board of Directors agrees to accept the projects in their current condition with no warranty from Larry White.

This agreement is binding and shall inure to the benefit of the respective parties, their successors, assigns, and personal representatives.

Signed and Acknowledged:              /s/ Larry White
                                      Larry White, Individually and
                                      President and Chairman of the Board
                                      of Directors of Golden Triangle
                                      Industries, Inc.